Press Release For immediate release Brandon Burke, Investor Relations Graham Galt, Media Relations 404-439-3468 404-439-3070

Invesco Reports Results for the Year and Three Months Ended December 31, 2016

Continued strong, long-term investment performance
Long-term net inflows of $12.7 billion for the year, an organic growth rate of 1.9%
Total 2016 return of capital of $995 million

Atlanta, January 26, 2017 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the year and three months ended December 31, 2016.

“In spite of numerous headwinds in the operating environment of many markets we serve, we delivered strong, long-term investment performance to clients throughout 2016,” said Martin L. Flanagan, president and CEO. “Our focus on investment performance and our clients contributed to long-term net inflows of $12.7 billion for the year and helped us return nearly $1 billion of capital to shareholders during 2016. For the year ahead, we are very well positioned to meet the evolving demands and challenges we see in the market, combining the power of our active and factor-based investment capabilities to provide outcome-oriented solutions to our clients. We will continue to take a disciplined approach to advancing our competitive position, balancing our goals of meeting client needs, delivering strong value for shareholders and engaging our employees while positioning our business for the challenges ahead.”

	2016		2015		% Change
U.S. GAAP Financial Measures
Operating revenues	$4,734.4	m	$5,122.9	m	(7.6)%
Operating income	$1,176.4	m	$1,358.4	m	(13.4)%
Operating margin	24.8%		26.5%
Net income attributable to Invesco Ltd.	$854.2	m	$968.1	m	(11.8)%
Diluted EPS	$2.06		$2.26		(8.8)%

Adjusted Financial Measures(1)
Net revenues	$3,393.2	m	$3,643.2	m	(6.9)%
Adjusted operating income	$1,312.8	m	$1,493.7	m	(12.1)%
Adjusted operating margin	38.7%		41.0%
Adjusted net income attributable to Invesco Ltd.	$924.1	m	$1,048.7	m	(11.9)%
Adjusted diluted EPS	$2.23		$2.44		(8.6)%

Assets Under Management
Ending AUM	$812.9	bn	$775.6	bn	4.8%
Average AUM	$788.8	bn	$794.7	bn	(0.7)%

(1)	The adjusted financial measures are all non-GAAP financial measures. See the information on pages 9 through 11 for a reconciliation to their most directly comparable U.S. GAAP measures.

	Q4-16		Q3-16		Q4-16 vs. Q3-16	Q4-15		Q4-16 vs. Q4-15
U.S. GAAP Financial Measures
Operating revenues	$1,194.7	m	$1,201.6	m	(0.6)%	$1,239.7	m	(3.6)%
Operating income	$294.2	m	$306.3	m	(4.0)%	$303.6	m	(3.1)%
Operating margin	24.6%		25.5%			24.5%
Net income attributable to Invesco Ltd.	$226.5	m	$241.2	m	(6.1)%	$201.9	m	12.2%
Diluted EPS	$0.55		$0.58		(5.2)%	$0.48		14.6%

Adjusted Financial Measures(1)
Net revenues	$863.8	m	$854.7	m	1.1%	$886.1	m	(2.5)%
Adjusted operating income	$336.0	m	$339.3	m	(1.0)%	$355.7	m	(5.5)%
Adjusted operating margin	38.9%		39.7%			40.1%
Adjusted net income attributable to Invesco Ltd.	$240.1	m	$246.2	m	(2.5)%	$243.8	m	(1.5)%
Adjusted diluted EPS	$0.59		$0.60		(1.7)%	$0.58		1.7%

Assets Under Management
Ending AUM	$812.9	bn	$820.2	bn	(0.9)%	$775.6	bn	4.8%
Average AUM	$809.0	bn	$814.1	bn	(0.6)%	$783.7	bn	3.2%

(1)	The adjusted financial measures are all non-GAAP financial measures. See the information on pages 9 through 11 for a reconciliation to their most directly comparable U.S. GAAP measures.

Assets Under Management

Total assets under management (AUM) at December 31, 2016, were $812.9 billion (September 30, 2016: $820.2 billion), a decrease of $7.3 billion during the fourth quarter. Total net inflows were $1.1 billion for the fourth quarter, as detailed below:

	Quarter			Year
Summary of net flows (in billions)	Q4-16	Q3-16	Q4-15	2016	2015
Active	($1.9)	$8.3	$3.5	$6.9	$14.1
Passive	(0.8)	3.9	0.4	5.8	2.1
Long-term net flows	(2.7)	12.2	3.9	12.7	16.2
Invesco PowerShares QQQ	2.7	1.1	2.0	(2.6)	(1.8)
Institutional money market	1.1	5.9	(1.8)	12.8	(11.9)
Total net flows	$1.1	$19.2	$4.1	$22.9	$2.5

Annualized long-term organic growth rate*	(1.5%)	7.1%	2.4%	1.9%	2.4%

*Annualized long-term organic growth rate is calculated using long-term net flows (annualized) divided by opening long- term AUM for the period. Long-term AUM excludes institutional money market AUM and PowerShares QQQ AUM.

Net market gains led to a $37.7 billion increase in AUM during 2016, compared to a $2.6 billion decrease in 2015. Foreign exchange rate movements led to a $22.1 billion decrease in AUM during 2016, compared to a $16.0 billion decrease in 2015. Average AUM during 2016 were $788.8 billion, compared to $794.7 billion for 2015, a decrease of 0.7%.

Net market gains led to a $6.4 billion increase in AUM during the fourth quarter, compared to a $23.6 billion increase in the third quarter 2016. Foreign exchange rate movements led to a $14.8 billion decrease in AUM during the fourth quarter, compared to a $2.2 billion decrease in the third quarter 2016. Average AUM during the fourth quarter were $809.0 billion, compared to $814.1 billion for the third quarter 2016, a decrease of 0.6%. Further analysis is included in the supplementary schedules to this release.

Operating Results - year ended December 31, 2016

This section discusses the company's full year 2016 results, as compared to 2015, and comments on significant items that have impacted the company's results as presented in accordance with U.S. GAAP.

Operating revenues decreased $388.5 million (7.6%) to $4,734.4 million in 2016, from $5,122.9 million in 2015, primarily due to decreased investment management fees. Investment management fees decreased by $288.0 million (7.1%) to $3,773.1 million in 2016, from $4,061.1 million in 2015 due to lower average AUM along with the impact of changes in the AUM product and currency mix. Foreign exchange rate changes decreased operating revenues by $136.8 million compared to 2015. The average Pound Sterling exchange rate for 2016 was 1.3556 compared to 1.5282 for 2015, an 11.3% decline. Performance fees decreased $41.6 million (48.4%) to $44.3 million in 2016 from $85.9 million in 2015.

Operating expenses decreased $206.5 million (5.5%) to $3,558.0 million in 2016, from $3,764.5 million in 2015. Third-party distribution, service and advisory expenses comprise $172.7 million of the decrease consistent with the related revenue decline. Foreign exchange rate changes decreased 2016 operating expenses by $83.2 million when compared to 2015. Business optimization charges increased to $49.9 million in 2016, compared to $16.2 million in 2015. As of the end of 2016, this initiative has produced annualized run-rate expense savings of $20.8 million. These savings have helped offset acquisition-related increases in operating expenses.

Non-operating income and expense includes a decrease in equity in earnings of unconsolidated affiliates of $25.8 million from $35.1 million in 2015 to $9.3 million in 2016. The decrease in equity in earnings includes the $17.8 million impairment charge on our Indian asset management joint venture in the first quarter of 2016 related to the weakening of the Indian Rupee against the U.S. Dollar, prior to the company's acquisition of the remaining 51% interest in the joint venture. Interest expense increased in 2016 to $93.4 million from $81.7 million in 2015, related to the senior note issuance in late 2015. Other gains and losses, net was a gain of $22.9 million in 2016 compared to a loss of $1.5 million in 2015. 2016 includes net gains of $22.0 million related to foreign currency hedges, as compared to losses of $7.7 million in 2015. The capital management discussion below includes details of our foreign currency hedges. Also included in non-operating income is other income of CIP, net of $79.2 million in 2016 as compared to $27.1 million in 2015.

Operating Results - fourth quarter ended December 31, 2016

This section discusses the company's fourth quarter 2016 results, as compared to the third quarter 2016, and comments on significant items that have impacted the company's results as presented in accordance with U.S. GAAP.

Operating revenues decreased 0.6% to $1,194.7 million in the fourth quarter, from $1,201.6 million in the third quarter 2016. The change was primarily due to decreased investment management fees, offset by higher performance fees. Foreign exchange rate changes decreased operating revenues by $20.9 million compared to the third quarter 2016.

Investment management fees decreased by $19.0 million (2.0%) to $946.9 million in the fourth quarter, from $965.9 million in the third quarter 2016. Foreign exchange rate changes decreased fourth quarter investment management fees by $20.0 million when compared to third quarter 2016. The average Pound Sterling exchange rate for the fourth quarter was 1.2419 compared to 1.3136 for the third quarter of 2016, a 5.5% decline.

Service and distribution fees decreased $4.3 million (2.0%) to $209.1 million in the fourth quarter, from $213.4 million in the third quarter 2016, reflecting the lower average AUM for products that receive these fees. Foreign exchange rate changes decreased fourth quarter service and distribution fees by $0.2 million when compared to third quarter 2016.

Performance fees were $17.5 million in the fourth quarter, compared to $3.4 million in the third quarter 2016. Performance fees recorded in the fourth quarter arose primarily from global asset allocation, bank loan, fixed income and real estate products. Foreign exchange rate changes decreased fourth quarter performance fees by $0.6 million when compared to the third quarter 2016.

Other revenues increased by $2.3 million (12.2%) to $21.2 million in the fourth quarter, compared to $18.9 million in the third quarter 2016 primarily due to an increase of $5.3 million in transaction fees from real estate products, offset by a $3.8 million decrease in transactional sales charges from unit investment trust products. Foreign exchange rate changes decreased other revenues by $0.1 million in the fourth quarter compared to the third quarter 2016.

Operating expenses increased $5.2 million (0.6%) to $900.5 million in the fourth quarter, from $895.3 million in the third quarter 2016. Business optimization charges were $21.0 million in the fourth quarter, compared to $11.7 million in the third quarter. Foreign exchange rate changes decreased fourth quarter operating expenses by $13.0 million when compared to the third quarter 2016.

Third-party distribution, service and advisory expenses decreased by $12.6 million (3.5%) to $349.5 million in the fourth quarter, from $362.1 million in the third quarter 2016, consistent with the decline in revenues resulting from the decrease in retail AUM. Foreign exchange rate changes decreased third-party distribution, service and advisory expenses by $3.6 million in the fourth quarter when compared to the third quarter 2016.

Employee compensation expenses decreased by $6.1 million (1.8%) to $339.0 million in the fourth quarter, from $345.1 million in the third quarter 2016. Fourth quarter compensation costs included an incremental credit of $8.6 million related to an employee benefit plan termination. Staff severance costs related to business optimization were $12.2 million in the fourth quarter compared to $5.8 million in the third quarter. Foreign exchange rate changes decreased fourth quarter employee compensation expenses by $5.5 million when compared to third quarter 2016.

Marketing expenses increased by $8.8 million (33.3%) to $35.2 million in the fourth quarter from $26.4 million in the third quarter 2016 reflecting seasonal increases in advertising, client events and other marketing costs in support of the business. Foreign exchange rate changes decreased fourth quarter marketing expenses by $0.8 million when compared to third quarter 2016.

Property, office and technology expenses increased $7.1 million (9.1%) to $85.3 million in the fourth quarter, from $78.2 million in the third quarter 2016. The increase reflects a $3.4 million credit recorded in the third quarter associated with a vacated leased property. Technology increases include increased outsourced administration and software costs. Foreign exchange rate changes decreased fourth quarter property, office and technology expenses by $1.3 million when compared to the third quarter 2016.

General and administrative expenses increased $8.0 million (9.6%) to $91.5 million in the fourth quarter, from $83.5 million in the third quarter 2016. General and administrative expenses for the fourth quarter included $7.7 million of professional services fees related to the business optimization initiative compared to $5.4 million in the third quarter 2016. Other increases include fund related costs and travel. Foreign exchange rate changes decreased fourth quarter general and administrative expenses by $1.8 million when compared to the third quarter 2016.

Equity in earnings of unconsolidated affiliates increased $5.9 million (107.3%) to $11.4 million in the fourth quarter from $5.5 million in the third quarter 2016 primarily due to an increase in earnings from our investments in private equity and other funds. Non-operating other income and expenses in the fourth quarter also included a $9.8 million consolidated investment product (CIP) net gain comprised of market-driven gains and losses on investments held by the consolidated funds and net interest income of CIP (third quarter 2016: $39.0 million gain).

Other gains and losses, net was a gain in the fourth quarter of $15.6 million compared to a gain of $16.2 million in the third quarter. The components and variances are included in the table below:

Summary of Other gains and losses, net (in millions)	Q4-16	Q3-16	Change
Investment gains/(losses)	$1.2	$3.3	($2.1)
Market valuation gains/(losses) in deferred compensation plan investments	2.0	7.3	(5.3)
Market valuation gains/(losses) on acquisition-related contingent consideration	(1.1)	5.3	(6.4)
Market valuation gains/(losses) on foreign exchange hedge contracts	12.0	0.9	11.1
Foreign exchange gains/(losses) on intercompany loans	1.5	(0.6)	2.1
	$15.6	$16.2	($0.6)

The acquisition-related contingent consideration gains and losses relate to the investment management contracts acquired from Deutsche Bank in the first quarter of 2015. The foreign exchange hedge contract gains and losses reflect the mark to market of all the open put option contracts. Further details of these foreign exchange hedge contracts are given below in the capital management section.

The effective tax rate increased to 29.9% for the fourth quarter from 26.0% for the third quarter 2016. The impact of the inclusion of noncontrolling interests in CIP increased our effective tax rate by 0.8% for the fourth quarter, compared to a decrease of 1.1% for the third quarter 2016. The remainder of the rate increase reflects changes in our profit mix resulting from foreign exchange rate movements and gains from our foreign currency hedge contracts.

Capital Management

As of December 31, 2016, the company's cash and cash equivalents were $1,328.0 million, with long-term debt of $2,102.4 million. The credit facility balance was $28.7 million at December 31, 2016.

Dividends paid in the fourth quarter were $114.1 million bringing total 2016 full-year cash dividends to $460.4 million. Today the company is announcing a fourth-quarter cash dividend of 28.0 cents per share to holders of common shares. The dividend is payable on March 3, 2017, to shareholders of record at the close of business on February 16, 2017, with an ex-dividend date of February 14, 2017.

During the fourth quarter the company repurchased $150.0 million of its common shares, representing 4.8 million shares at a weighted average share price of $31.43. Year-to-date repurchases total $535.0 million representing 18.1 million shares. This brings total shareholder return of capital, including dividends, for the year to $995.4 million.

In early January 2017 the company received $7.8 million from the fourth quarter's Pound Sterling - U.S. Dollar hedge contract ($4.9 million received in October from the third quarter's Pound Sterling - U.S. Dollar hedge contract). As previously disclosed, during the third quarter the company entered into put option contracts to hedge 75% of the Pound Sterling-based operating income and 75% of the Euro-based operating income through the end of 2017. These put option contracts are set at a strike level of $1.2496 (Pound Sterling) and $1.0719 (Euro).

Headcount

As of December 31, 2016, the company had 6,790 employees, compared to 6,812 employees as of September 30, 2016, and 6,490 at December 31, 2015.

# # #

Invesco is an independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. NYSE: IVZ; www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, January 26, 2017, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers. An audio replay of the conference call will be available until February 9, 2017 at 5:00 p.m. ET by calling 1-866-421-5864 for U.S. and Canadian callers or 1-203-369-0809 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q4-16	Q3-16	% Change	Q4-15	% Change
Operating revenues:
Investment management fees	$946.9	$965.9	(2.0)%	$987.1	(4.1)%
Service and distribution fees	209.1	213.4	(2.0)%	207.6	0.7%
Performance fees	17.5	3.4	414.7%	16.8	4.2%
Other	21.2	18.9	12.2%	28.2	(24.8)%
Total operating revenues	1,194.7	1,201.6	(0.6)%	1,239.7	(3.6)%
Operating expenses:
Third-party distribution, service and advisory	349.5	362.1	(3.5)%	375.2	(6.8)%
Employee compensation	339.0	345.1	(1.8)%	349.8	(3.1)%
Marketing	35.2	26.4	33.3%	34.1	3.2%
Property, office and technology	85.3	78.2	9.1%	81.3	4.9%
General and administrative	91.5	83.5	9.6%	95.7	(4.4)%
Total operating expenses	900.5	895.3	0.6%	936.1	(3.8)%
Operating income	294.2	306.3	(4.0)%	303.6	(3.1)%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	11.4	5.5	107.3%	3.1	267.7%
Interest and dividend income	3.5	2.6	34.6%	5.5	(36.4)%
Interest expense	(23.5)	(23.9)	(1.7)%	(23.0)	2.2%
Other gains and losses, net	15.6	16.2	(3.7)%	3.7	321.6%
Other income/(expense) of CIP, net	9.8	39.0	(74.9)%	(12.0)	(181.7)%
Other income/(expense) of CSIP, net	—	—	N/A	0.8	(100.0)%
Income before income taxes	311.0	345.7	(10.0)%	281.7	10.4%
Income tax provision	(92.9)	(89.8)	3.5%	(86.9)	6.9%
Net income	218.1	255.9	(14.8)%	194.8	12.0%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	8.4	(14.7)	(157.1)%	7.1	18.3%
Net income attributable to Invesco Ltd.	$226.5	$241.2	(6.1)%	$201.9	12.2%
Earnings per share:
---basic	$0.55	$0.58	(5.2)%	$0.48	14.6%
---diluted	$0.55	$0.58	(5.2)%	$0.48	14.6%

Average shares outstanding:
---basic	408.6	412.6	(1.0)%	422.9	(3.4)%
---diluted	409.0	412.9	(0.9)%	423.2	(3.4)%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Year ended December 31,
	2016	2015	% Change
Operating revenues:
Investment management fees	$3,773.1	$4,061.1	(7.1)%
Service and distribution fees	823.6	855.4	(3.7)%
Performance fees	44.3	85.9	(48.4)%
Other	93.4	120.5	(22.5)%
Total operating revenues	4,734.4	5,122.9	(7.6)%
Operating expenses:
Third-party distribution, service and advisory	1,407.2	1,579.9	(10.9)%
Employee compensation	1,378.8	1,395.5	(1.2)%
Marketing	114.8	115.4	(0.5)%
Property, office and technology	325.7	312.0	4.4%
General and administrative	331.5	361.7	(8.3)%
Total operating expenses	3,558.0	3,764.5	(5.5)%
Operating income	1,176.4	1,358.4	(13.4)%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	9.3	35.1	(73.5)%
Interest and dividend income	12.2	13.0	(6.2)%
Interest expense	(93.4)	(81.7)	14.3%
Other gains and losses, net	22.9	(1.5)	N/A
Other income/(expense) of CIP, net	79.2	27.1	192.3%
Other income/(expense) of CSIP, net	—	11.7	(100.0)%
Income before income taxes	1,206.6	1,362.1	(11.4)%
Income tax provision	(338.3)	(398.0)	(15.0)%
Net income	868.3	964.1	(9.9)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(14.1)	4.0	N/A
Net income attributable to Invesco Ltd.	$854.2	$968.1	(11.8)%
Earnings per share:
---basic	$2.06	$2.26	(8.8)%
---diluted	$2.06	$2.26	(8.8)%

Average shares outstanding:
---basic	414.7	428.9	(3.3)%
---diluted	415.0	429.3	(3.3)%

Invesco Ltd.
Non-GAAP Information and Reconciliations

We are presenting the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income, adjusted operating margin, adjusted net income attributable to Invesco Ltd., and adjusted diluted EPS. We believe these non-GAAP measures provide greater transparency into our business on an ongoing operations basis and allow more appropriate comparisons with industry peers. Management uses these performance measures to evaluate the business and for internal management reporting. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income, operating margin, net income attributable to Invesco Ltd., and diluted EPS. Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

The following are reconciliations between the presented non-GAAP measures and the most directly comparable U.S. GAAP measures. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company's non-GAAP performance measures. In addition, a reconciliation of adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP operating expense lines to provide further analysis of the non-GAAP adjustments.

Reconciliation of Operating revenue to Net revenues:

	Quarter			Year
in millions	Q4-16	Q3-16	Q4-15	2016	2015
Operating revenues, U.S. GAAP basis	$1,194.7	$1,201.6	$1,239.7	$4,734.4	$5,122.9
Proportional share of revenues, net of third-party distribution, service and advisory expenses, from joint venture investments	12.6	9.5	11.6	43.7	61.0
Third party distribution, service and advisory expenses	(349.5)	(362.1)	(375.2)	(1,407.2)	(1,579.9)
CIP	6.0	5.7	10.0	22.3	39.2
Net revenues	$863.8	$854.7	$886.1	$3,393.2	$3,643.2

Reconciliation of Operating income to Adjusted operating income:

	Quarter			Year
in millions	Q4-16	Q3-16	Q4-15	2016	2015
Operating income, U.S. GAAP basis	$294.2	$306.3	$303.6	$1,176.4	$1,358.4
Proportional share of net operating income from joint venture investments	5.4	3.0	4.1	15.9	27.4
CIP	17.6	13.1	11.6	51.0	63.2
Business combinations	3.8	4.5	3.6	22.3	12.8
Compensation expense related to market valuation changes in deferred compensation plans	2.4	4.1	3.5	8.1	4.3
Business optimization expenses	21.0	11.7	16.2	49.9	16.2
Vacated property lease credit	0.2	(3.4)	—	(3.2)	(6.4)
Employee benefit plan termination	(8.6)	—	—	(8.6)	—
Regulatory-related charges	—	—	13.1	1.0	13.1
Fund reimbursement settlement costs	—	—	—	—	4.7
Adjusted operating income	$336.0	$339.3	$355.7	$1,312.8	$1,493.7

Operating margin (1)	24.6%	25.5%	24.5%	24.8%	26.5%
Adjusted operating margin (2)	38.9%	39.7%	40.1%	38.7%	41.0%

Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.:

	Quarter			Year
in millions	Q4-16	Q3-16	Q4-15	2016	2015
Net income attributable to Invesco Ltd., U.S. GAAP basis	$226.5	$241.2	$201.9	$854.2	$968.1
CIP, eliminated upon consolidation	(0.2)	(3.2)	19.4	(3.0)	40.4
Business combinations:
Changes in the fair value of contingent consideration	1.1	(5.3)	(8.7)	7.4	(27.1)
Other-than-temporary impairment	—	—	—	17.8	—
Other business combination-related adjustments	3.8	4.5	3.6	22.3	12.8
Deferred compensation plan market valuation changes and dividend income less compensation expense	0.1	(3.5)	(1.6)	(4.0)	9.1
Business optimization expenses	21.0	11.7	16.2	49.9	16.2
Vacated property lease credit	0.2	(3.4)	—	(3.2)	(6.4)
Employee benefit plan termination	(8.6)	—	—	(8.6)	—
Regulatory-related charges	—	—	13.1	1.0	13.1
Fund reimbursement expense	—	—	—	—	4.7
Foreign exchange hedge	(6.6)	2.2	(0.5)	(14.2)	1.0
Taxation:
Taxation on business combinations	4.0	6.2	7.7	12.0	28.3
Taxation on deferred compensation plan market valuation changes and dividend income less compensation expense	—	1.1	0.5	1.5	(3.2)
Taxation on business optimization charges	(7.0)	(3.7)	(5.1)	(16.2)	(5.1)
Taxation on vacated property lease credit	—	0.7	—	0.7	1.3
Taxation on employee benefit plan termination	3.3	—	—	3.3	—
Taxation on regulatory-related charges	—	(1.4)	(2.7)	(1.8)	(2.7)
Taxation on foreign exchange hedge	2.5	(0.9)	—	5.0	—
Taxation on fund reimbursement expense	—	—	—	—	(1.8)
Adjusted net income attributable to Invesco Ltd. (3)	$240.1	$246.2	$243.8	$924.1	$1,048.7

Average shares outstanding - diluted	409.0	412.9	423.2	415.0	429.3
Diluted EPS	$0.55	$0.58	$0.48	$2.06	$2.26
Adjusted diluted EPS (4)	$0.59	$0.60	$0.58	$2.23	$2.44

(1)	Operating margin is equal to operating income divided by operating revenues.

(2)	Adjusted operating margin is equal to adjusted operating income divided by net revenues.

(3)
The effective tax rate on adjusted net income attributable to Invesco Ltd. is 27.7% (third quarter 2016: 26.5%; fourth quarter 2015: 26.6%; 2016: 26.8%; 2015: 27.1%). The rate increase reflects changes in our profit mix resulting from foreign exchange rate movements and gains from our foreign currency hedge contracts.

(4)
Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted shares outstanding. There is no difference between the calculated earnings per share amounts presented above and the calculated earnings per share amounts under the two class method.

Reconciliation of Operating expenses to Adjusted operating expenses:

	Quarter			Year
in millions	Q4-16	Q3-16	Q4-15	2016	2015
Operating expenses, U.S. GAAP basis	$900.5	$895.3	$936.1	$3,558.0	$3,764.5
Proportional consolidation of joint ventures	7.2	6.5	7.5	27.8	33.6
Third party distribution, service and advisory expenses	(349.5)	(362.1)	(375.2)	(1,407.2)	(1,579.9)
CIP	(11.6)	(7.4)	(1.6)	(28.7)	(24.0)
Business combinations	(3.8)	(4.5)	(3.6)	(22.3)	(12.8)
Compensation expense related to market valuation changes in deferred compensation plans	(2.4)	(4.1)	(3.5)	(8.1)	(4.3)
Business optimization	(21.0)	(11.7)	(16.2)	(49.9)	(16.2)
Vacated property lease credit	(0.2)	3.4	—	3.2	6.4
Employee benefit plan termination	8.6	—	—	8.6	—
Regulatory-related charges	—	—	(13.1)	(1.0)	(13.1)
Fund reimbursement settlement costs	—	—	—	—	(4.7)
Adjusted operating expenses	$527.8	$515.4	$530.4	$2,080.4	$2,149.5

Employee compensation, U.S. GAAP basis	$339.0	$345.1	$349.8	$1,378.8	$1,395.5
Proportional consolidation of joint ventures	5.4	4.7	4.7	19.3	20.8
Business combinations	(0.5)	(0.8)	—	(7.0)	—
Market appreciation/depreciation of deferred compensation awards	(2.4)	(4.1)	(3.5)	(8.1)	(4.3)
Business optimization	(12.2)	(5.8)	(12.2)	(26.4)	(12.2)
Employee benefit plan termination	$8.6	$—	$—	$8.6	$—
Adjusted employee compensation	$337.9	$339.1	$338.8	$1,365.2	$1,399.8

Marketing, U.S. GAAP basis	$35.2	$26.4	$34.1	$114.8	$115.4
Proportional consolidation of joint ventures	0.2	0.4	0.5	1.8	3.1
Adjusted marketing	$35.4	$26.8	$34.6	$116.6	$118.5

Property, office and technology, U.S. GAAP basis	$85.3	$78.2	$81.3	$325.7	$312.0
Proportional consolidation of joint ventures	1.0	1.0	1.1	3.8	3.9
Business optimization	(1.1)	(0.5)	(2.0)	(1.7)	(2.0)
Vacated property lease credit	(0.2)	3.4	—	3.2	6.4
Adjusted property, office and technology	$85.0	$82.1	$80.4	$331.0	$320.3

General and administrative, U.S. GAAP basis	$91.5	$83.5	$95.7	$331.5	$361.7
Proportional consolidation of joint ventures	0.6	0.4	1.2	2.9	5.8
Business combinations	(3.3)	(3.7)	(3.6)	(15.3)	(12.8)
CIP	(11.6)	(7.4)	(1.6)	(28.7)	(24.0)
Business optimization	(7.7)	(5.4)	(2.0)	(21.8)	(2.0)
Regulatory-related charges	—	—	(13.1)	(1.0)	(13.1)
Fund reimbursement settlement costs	—	—	—	—	(4.7)
Adjusted general and administrative	$69.5	$67.4	$76.6	$267.6	$310.9

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q4-16		Q3-16		% Change	Q4-15
Beginning Assets	$820.2		$779.6		5.2%	$755.8
Long-term inflows	46.2		51.7		(10.6)%	43.0
Long-term outflows	(48.9)		(39.5)		23.8%	(39.1)
Long-term net flows	(2.7)		12.2		N/A	3.9
Net flows in Invesco PowerShares QQQ fund	2.7		1.1		145.5%	2.0
Net flows in institutional money market funds	1.1		5.9		(81.4)%	(1.8)
Total net flows	1.1		19.2		(94.3)%	4.1
Market gains and losses/reinvestment	6.4		23.6		(72.9)%	21.0
Foreign currency translation	(14.8)		(2.2)		572.7%	(5.3)
Ending Assets	$812.9		$820.2		(0.9)%	$775.6

Average long-term AUM	$698.9		$705.9		(1.0)%	$678.2
Average AUM	$809.0		$814.1		(0.6)%	$783.7

Gross revenue yield on AUM(a)	59.8	bps	59.8	bps		63.8	bps
Gross revenue yield on AUM before performance fees(a)	58.9	bps	59.6	bps		62.9	bps
Net revenue yield on AUM(b)	42.7	bps	42.0	bps		45.2	bps
Net revenue yield on AUM before performance fees(b)	41.8	bps	41.8	bps		44.3	bps

By active/passive: (in billions)	Total AUM	Active(e)	Passive(e)
September 30, 2016	$820.2	$676.9	$143.3
Long-term inflows	46.2	35.6	10.6
Long-term outflows	(48.9)	(37.5)	(11.4)
Long-term net flows	(2.7)	(1.9)	(0.8)
Net flows in Invesco PowerShares QQQ fund	2.7	—	2.7
Net flows in institutional money market funds	1.1	1.1	—
Total net flows	1.1	(0.8)	1.9
Market gains and losses/reinvestment	6.4	7.0	(0.6)
Foreign currency translation	(14.8)	(14.6)	(0.2)
December 31, 2016	$812.9	$668.5	$144.4

Average AUM	$809.0	$667.0	$142.0
Gross revenue yield on AUM(a)	59.8bps	69.0bps	17.1bps
Net revenue yield on AUM(b)	42.7bps	48.2bps	17.1bps

By channel: (in billions)	Total	Retail	Institutional
September 30, 2016	$820.2	$532.1	$288.1
Long-term inflows	46.2	35.6	10.6
Long-term outflows	(48.9)	(39.5)	(9.4)
Long-term net flows	(2.7)	(3.9)	1.2
Net flows in Invesco PowerShares QQQ fund	2.7	2.7	—
Net flows in institutional money market funds	1.1	—	1.1
Total net flows	1.1	(1.2)	2.3
Market gains and losses/reinvestment	6.4	5.5	0.9
Foreign currency translation	(14.8)	(9.9)	(4.9)
December 31, 2016	$812.9	$526.5	$286.4

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
September 30, 2016	$820.2	$365.3	$207.0	$48.9	$77.2	$121.8
Long-term inflows	46.2	20.1	11.6	2.0	0.8	11.7
Long-term outflows	(48.9)	(27.1)	(10.9)	(2.5)	(0.9)	(7.5)
Long-term net flows	(2.7)	(7.0)	0.7	(0.5)	(0.1)	4.2
Net flows in Invesco PowerShares QQQ fund	2.7	2.7	—	—	—	—
Net flows in institutional money market funds	1.1	—	—	—	1.1	—
Total net flows	1.1	(4.3)	0.7	(0.5)	1.0	4.2
Market gains and losses/reinvestment	6.4	8.6	(3.0)	—	0.2	0.6
Foreign currency translation	(14.8)	(5.5)	(3.0)	(1.6)	(0.1)	(4.6)
December 31, 2016	$812.9	$364.1	$201.7	$46.8	$78.3	$122.0

Average AUM	$809.0	$359.4	$203.6	$47.2	$79.0	$119.8

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
September 30, 2016	$820.2	$537.2	$23.9	$100.7	$75.5	$82.9
Long-term inflows	46.2	25.8	0.9	4.2	7.2	8.1
Long-term outflows	(48.9)	(31.5)	(1.4)	(3.8)	(7.7)	(4.5)
Long-term net flows	(2.7)	(5.7)	(0.5)	0.4	(0.5)	3.6
Net flows in Invesco PowerShares QQQ fund	2.7	2.7	—	—	—	—
Net flows in institutional money market funds	1.1	2.3	—	(0.1)	(0.1)	(1.0)
Total net flows	1.1	(0.7)	(0.5)	0.3	(0.6)	2.6
Market gains and losses/reinvestment	6.4	3.0	0.2	1.5	1.2	0.5
Foreign currency translation	(14.8)	—	(0.5)	(4.3)	(4.0)	(6.0)
December 31, 2016	$812.9	$539.5	$23.1	$98.2	$72.1	$80.0

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management

(in billions)	December 31, 2016		December 31, 2015		% Change
Beginning Assets	$775.6		$792.4		(2.1)%
Long-term inflows	186.5		189.1		(1.4)%
Long-term outflows	(173.8)		(172.9)		0.5%
Long-term net flows	12.7		16.2		(21.6)%
Net flows in Invesco PowerShares QQQ fund	(2.6)		(1.8)		44.4%
Net flows in institutional money market funds	12.8		(11.9)		N/A
Total net flows	22.9		2.5		816.0%
Market gains and losses/reinvestment	37.7		(2.6)		N/A
Acquisitions/dispositions, net	(1.2)		(0.7)		71.4%
Foreign currency translation	(22.1)		(16.0)		38.1%
Ending Assets	$812.9		$775.6		4.8%

Average long-term AUM	$683.9		$688.7		(0.7)%
Average AUM	$788.8		$794.7		(0.7)%

Gross revenue yield on AUM(a)	60.7	bps	65.0	bps
Gross revenue yield on AUM before performance fees(a)	60.2	bps	63.9	bps
Net revenue yield on AUM(b)	43.0	bps	45.8	bps
Net revenue yield on AUM before performance fees(b)	42.4	bps	44.6	bps

By active/passive: (in billions)	Total AUM		Active(e)		Passive(e)
December 31, 2015	$775.6		$636.5		$139.1
Long-term inflows	186.5		141.9		44.6
Long-term outflows	(173.8)		(135.0)		(38.8)
Long-term net flows	12.7		6.9		5.8
Net flows in Invesco PowerShares QQQ fund	(2.6)		—		(2.6)
Net flows in institutional money market funds	12.8		13.1		(0.3)
Total net flows	22.9		20.0		2.9
Market gains and losses/reinvestment	37.7		32.1		5.6
Acquisitions/dispositions, net	(1.2)		2.0		(3.2)
Foreign currency translation	(22.1)		(22.1)		—
December 31, 2016	$812.9		$668.5		$144.4

Average AUM	$788.8		$653.4		$135.4
Gross revenue yield on AUM(a)	60.7	bps	70.3	bps	15.3	bps
Net revenue yield on AUM(b)	43.0	bps	48.8	bps	15.3	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2015	$775.6	$514.8	$260.8
Long-term inflows	186.5	143.8	42.7
Long-term outflows	(173.8)	(142.1)	(31.7)
Long-term net flows	12.7	1.7	11.0
Net flows in Invesco PowerShares QQQ fund	(2.6)	(2.6)	—
Net flows in institutional money market funds	12.8	—	12.8
Total net flows	22.9	(0.9)	23.8
Market gains and losses/reinvestment	37.7	30.4	7.3
Acquisitions/dispositions, net	(1.2)	0.4	(1.6)
Foreign currency translation	(22.1)	(18.2)	(3.9)
December 31, 2016	$812.9	$526.5	$286.4

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
December 31, 2015	$775.6	$370.9	$187.9	$48.1	$64.6	$104.1
Long-term inflows	186.5	80.9	50.4	9.8	4.0	41.4
Long-term outflows	(173.8)	(101.8)	(35.3)	(11.5)	(3.8)	(21.4)
Long-term net flows	12.7	(20.9)	15.1	(1.7)	0.2	20.0
Net flows in Invesco PowerShares QQQ fund	(2.6)	(2.6)	—	—	—	—
Net flows in institutional money market funds	12.8	—	—	—	12.8	—
Total net flows	22.9	(23.5)	15.1	(1.7)	13.0	20.0
Market gains and losses/reinvestment	37.7	26.6	4.3	2.5	0.5	3.8
Acquisitions/dispositions, net	(1.2)	0.4	(1.1)	—	0.4	(0.9)
Foreign currency translation	(22.1)	(10.3)	(4.5)	(2.1)	(0.2)	(5.0)
December 31, 2016	$812.9	$364.1	$201.7	$46.8	$78.3	$122.0

Average AUM	$788.8	$356.3	$196.6	$47.3	$74.3	$114.3

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2015	$775.6	$510.7	$21.7	$104.2	$75.4	$63.6
Long-term inflows	186.5	110.4	3.5	15.7	25.9	31.0
Long-term outflows	(173.8)	(108.3)	(4.6)	(16.2)	(29.2)	(15.5)
Long-term net flows	12.7	2.1	(1.1)	(0.5)	(3.3)	15.5
Net flows in Invesco PowerShares QQQ fund	(2.6)	(2.6)	—	—	—	—
Net flows in institutional money market funds	12.8	7.9	0.4	3.2	(0.1)	1.4
Total net flows	22.9	7.4	(0.7)	2.7	(3.4)	16.9
Market gains and losses/reinvestment	37.7	25.1	1.4	7.1	2.7	1.4
Acquisitions/dispositions, net	(1.2)	(3.6)	—	—	—	2.4
Foreign currency translation	(22.1)	(0.1)	0.7	(15.8)	(2.6)	(4.3)
December 31, 2016	$812.9	$539.5	$23.1	$98.2	$72.1	$80.0

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(e)

(in billions)	Q4-16		Q3-16		% Change	Q4-15
Beginning Assets	$143.3		$133.5		7.3%	$131.7
Long-term inflows	10.6		11.8		(10.2)%	9.8
Long-term outflows	(11.4)		(7.9)		44.3%	(9.4)
Long-term net flows	(0.8)		3.9		N/A	0.4
Net flows in Invesco PowerShares QQQ fund	2.7		1.1		145.5%	2.0
Net flows in institutional money market funds	—		(0.1)		(100.0)%	0.3
Total net flows	1.9		4.9		(61.2)%	2.7
Market gains and losses/reinvestment	(0.6)		4.9		N/A	4.7
Foreign currency translation	(0.2)		—		N/A	—
Ending Assets	$144.4		$143.3		0.8%	$139.1

Average long-term AUM	$101.8		$102.2		(0.4)%	$97.2
Average AUM	$142.0		$141.0		0.7%	$139.1

Gross revenue yield on AUM(a)	17.1	bps	15.3	bps		14.7	bps
Gross revenue yield on AUM before performance fees(a)	17.1	bps	15.3	bps		14.7	bps
Net revenue yield on AUM(b)	17.1	bps	15.3	bps		14.7	bps
Net revenue yield on AUM before performance fees(b)	17.1	bps	15.3	bps		14.7	bps

By channel: (in billions)	Total	Retail	Institutional
September 30, 2016	$143.3	$126.2	$17.1
Long-term inflows	10.6	10.6	—
Long-term outflows	(11.4)	(10.1)	(1.3)
Long-term net flows	(0.8)	0.5	(1.3)
Net flows in Invesco PowerShares QQQ fund	2.7	2.7	—
Net flows in institutional money market funds	—	—	—
Total net flows	1.9	3.2	(1.3)
Market gains and losses/reinvestment	(0.6)	(0.6)	—
Foreign currency translation	(0.2)	—	(0.2)
December 31, 2016	$144.4	$128.8	$15.6

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
September 30, 2016	$143.3	$91.6	$42.4	$—	$0.1	$9.2
Long-term inflows	10.6	6.6	3.0	—	—	1.0
Long-term outflows	(11.4)	(8.0)	(2.4)	—	—	(1.0)
Long-term net flows	(0.8)	(1.4)	0.6	—	—	—
Net flows in Invesco PowerShares QQQ fund	2.7	2.7	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	1.9	1.3	0.6	—	—	—
Market gains and losses/reinvestment	(0.6)	0.6	(1.3)	—	(0.1)	0.2
Foreign currency translation	(0.2)	—	—	—	—	(0.2)
December 31, 2016	$144.4	$93.5	$41.7	$—	$—	$9.2

Average AUM	$142.0	$91.0	$41.8	$—	$—	$9.2

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
September 30, 2016	$143.3	$138.6	$0.5	$—	$1.9	$2.3
Long-term inflows	10.6	10.4	—	—	0.2	—
Long-term outflows	(11.4)	(11.2)	—	—	(0.2)	—
Long-term net flows	(0.8)	(0.8)	—	—	—	—
Net flows in Invesco PowerShares QQQ fund	2.7	2.7	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	1.9	1.9	—	—	—	—
Market gains and losses/reinvestment	(0.6)	(0.6)	—	—	—	—
Foreign currency translation	(0.2)	—	—	—	—	(0.2)
December 31, 2016	$144.4	$139.9	$0.5	$—	$1.9	$2.1

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive(e)

(in billions)	December 31, 2016		December 31, 2015		% Change
Beginning Assets	$139.1		$141.4		(1.6)%
Long-term inflows	44.6		35.5		25.6%
Long-term outflows	(38.8)		(33.4)		16.2%
Long-term net flows	5.8		2.1		176.2%
Net flows in Invesco PowerShares QQQ fund	(2.6)		(1.8)		44.4%
Net flows in institutional money market funds	(0.3)		0.4		N/A
Total net flows	2.9		0.7		314.3%
Market gains and losses/reinvestment	5.6		(2.3)		N/A
Acquisitions/dispositions, net	(3.2)		(0.7)		357.1%
Foreign currency translation	—		—		N/A
Ending Assets	$144.4		$139.1		3.8%

Average long-term AUM	$97.1		$101.2		(4.1)%
Average AUM	$135.4		$141.1		(4.0)%

Gross revenue yield on AUM(a)	15.3	bps	14.5	bps
Gross revenue yield on AUM before performance fees(a)	15.3	bps	14.5	bps
Net revenue yield on AUM(b)	15.3	bps	14.5	bps
Net revenue yield on AUM before performance fees(b)	15.3	bps	14.5	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2015	$139.1	$118.7	$20.4
Long-term inflows	44.6	42.7	1.9
Long-term outflows	(38.8)	(35.7)	(3.1)
Long-term net flows	5.8	7.0	(1.2)
Net flows in Invesco PowerShares QQQ fund	(2.6)	(2.6)	—
Net flows in institutional money market funds	(0.3)	—	(0.3)
Total net flows	2.9	4.4	(1.5)
Market gains and losses/reinvestment	5.6	5.7	(0.1)
Acquisitions/dispositions, net	(3.2)	—	(3.2)
Foreign currency translation	—	—	—
December 31, 2016	$144.4	$128.8	$15.6

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
December 31, 2015	$139.1	$91.0	$38.6	$—	$0.4	$9.1
Long-term inflows	44.6	28.3	12.7	—	—	3.6
Long-term outflows	(38.8)	(29.0)	(6.4)	—	—	(3.4)
Long-term net flows	5.8	(0.7)	6.3	—	—	0.2
Net flows in Invesco PowerShares QQQ fund	(2.6)	(2.6)	—	—	—	—
Net flows in institutional money market funds	(0.3)	—	—	—	(0.3)	—
Total net flows	2.9	(3.3)	6.3	—	(0.3)	0.2
Market gains and losses/reinvestment	5.6	5.8	(0.5)	—	(0.1)	0.4
Acquisitions/dispositions, net	(3.2)	—	(2.7)	—	—	(0.5)
Foreign currency translation	—	—	—	—	—	—
December 31, 2016	$144.4	$93.5	$41.7	$—	$—	$9.2

Average AUM	$135.4	$87.4	$38.9	$—	$0.1	$9.0

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2015	$139.1	$134.4	$0.4	$—	$1.9	$2.4
Long-term inflows	44.6	43.8	0.3	—	0.5	—
Long-term outflows	(38.8)	(37.9)	(0.2)	—	(0.7)	—
Long-term net flows	5.8	5.9	0.1	—	(0.2)	—
Net flows in Invesco PowerShares QQQ fund	(2.6)	(2.6)	—	—	—	—
Net flows in institutional money market funds	(0.3)	—	—	—	—	(0.3)
Total net flows	2.9	3.3	0.1	—	(0.2)	(0.3)
Market gains and losses/reinvestment	5.6	5.4	—	—	0.2	—
Acquisitions/dispositions, net	(3.2)	(3.2)	—	—	—	—
Foreign currency translation	—	—	—	—	—	—
December 31, 2016	$144.4	$139.9	$0.5	$—	$1.9	$2.1

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding China joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the fourth quarter for our JVs in China was $10.1 billion (third quarter 2016: $10.4 billion; fourth quarter 2015: $6.6 billion). For year-to-date AUM, our share of the average AUM in the twelve months of 2016 for our JVs in China was $9.2 billion (twelve months of 2015: $6.1 billion). It is appropriate to exclude the average AUM of our China JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM.
(b)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 9 through 11 of this release for a reconciliation of operating revenues to net revenues.
(c)    The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, multi-alternatives, private capital - direct, private capital - fund of funds, private direct real estate, public real estate securities, senior secured loans and custom solutions.
(d)    Long-term AUM excludes institutional money market AUM and PowerShares QQQ AUM. Ending AUM as of December 31, 2016 includes $70.9 billion in institutional money market AUM and $42.0 billion in PowerShares QQQ AUM (September 30, 2016: $69.2 billion and $39.5 billion, respectively; December 31, 2015: $58.5 billion and $42.9 billion, respectively). Ending retail money market AUM as of December 31, 2016, included in long-term AUM, were $7.4 billion (September 30, 2016: $8.0 billion; December 31, 2015: $6.1 billion).
(e)    Passive AUM includes ETFs, UITs, non-fee earning leverage and other passive mandates. Active AUM are total AUM less Passive AUM.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	12%	0%	0%	45%	5%	4%
	U.S. Growth	30%	30%	38%	74%	38%	38%
	U.S. Value	49%	55%	89%	62%	56%	85%
	Sector	12%	5%	54%	18%	14%	15%
	U.K.	5%	93%	100%	12%	98%	73%
	Canadian	65%	32%	61%	16%	9%	50%
	Asian	78%	78%	95%	76%	64%	80%
	Continental European	60%	99%	100%	50%	75%	95%
	Global	57%	48%	73%	79%	69%	91%
	Global Ex U.S. and Emerging Markets	84%	98%	98%	13%	99%	20%
Other
	Alternatives	67%	54%	58%	65%	70%	33%
	Balanced	59%	59%	45%	96%	90%	94%
Fixed Income
	Money Market	99%	68%	68%	97%	97%	98%
	U.S. Fixed Income	73%	90%	95%	74%	80%	86%
	Global Fixed Income	45%	48%	98%	10%	20%	86%
	Stable Value	100%	100%	100%	100%	100%	100%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 58%, 57%, and 55% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 70%, 68%, and 64% of total Invesco AUM, respectively, as of 12/31/2016. Peer group rankings are sourced from a widely-used third party ranking agency in each fund's market (Lipper, Morningstar, IA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and are asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds, and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor's experience.